    Exhibit 99.3
Humana Inc. First Quarter 2026 Prepared Management Remarks 4/29/2026
Please view these remarks in conjunction with our 1Q 2026 earnings release that can be found on our website at www.humana.com under the Investors section, or via the following link: https://humana.gcs-web.com/financial-information/quarterly-results.

We also invite you to listen to our live question and answer webcast with our President and Chief Executive Officer, Jim Rechtin, Chief Financial Officer, Celeste Mellet, President of Insurance, George Renaudin, and President of CenterWell, Dr. Sanjay Shetty, which will begin today at 8:00 a.m. Eastern Time and will be available via the following link: https://humana.gcs-web.com/events-and-presentations/upcoming-events. For those unable to listen to the live event, the archive will be available in the Historical Webcasts and Presentations section of the Investor Relations page via the following link: https://humana.gcs-web.com/events-and-presentations.

Cautionary Statement
Certain of the matters discussed in these prepared remarks are forward-looking and are subject to a number of risks, uncertainties and assumptions. Actual results could differ materially.
Investors are advised to read the detailed risk factors discussed in our latest Form 10-K, our other filings with the Securities and Exchange Commission, and our 1Q 2026 earnings release as they relate to forward-looking statements along with other risks discussed in our SEC filings. We undertake no obligation to publicly address or update any forward-looking statements in future filings or communications regarding our business or results.
Today’s release, our historical financial news releases and our filings with the SEC are all also available on our Investor Relations site.
These remarks include financial measures that are not in accordance with generally accepted accounting principles, or GAAP.
Management's explanation for the use of these non-GAAP measures and reconciliations of GAAP to non-GAAP financial measures are included in today’s release which can be found via the following link: https://humana.gcs-web.com/financial-information/quarterly-results.
Finally, any references to earnings per share or EPS made within these remarks refer to diluted earnings per common share.

    Exhibit 99.3
Humana Inc. First Quarter 2026 Prepared Management Remarks 4/29/2026

Key Messages
•Pleased with a solid start to 2026, reporting 1Q26 Adjusted Earnings Per Share (EPS) of $10.31, at the high end of our guidance range of 110% to 115% of expected full year (FY) 2026 Adjusted EPS
oDelivered strong 1Q26 Insurance segment results with membership and revenue, including member risk scores, tracking in line with expectations and our Insurance segment benefit ratio of 89.4%, slightly favorable to our guidance of ‘just under 90%’
While it remains early, available information to date suggests that medical and pharmacy cost trends are slightly better than our expectations, across both new and existing membership
o1Q26 CenterWell segment results reflect solid growth across each line of business driven by Humana membership growth and continued agnostic expansion
Results in the quarter include certain timing impacts, as well as the transaction and integration costs associated with the MaxHealth acquisition which were not previously included in guidance due to the timing of deal close
o1Q26 Adjusted consolidated operating cost ratio of 10.0% and Insurance Segment operating cost ratio of 7.3%, represent a 50 basis point (bps) and 90 bps reduction year over year, respectively
Reduction driven by operating leverage from membership and revenue growth, along with tactical cost cutting and transformation efforts, which remain on track
•Based on results to date, we affirmed our FY 2026 guidance, including:
oAdjusted EPS outlook of ‘at least $9.00’
oInsurance segment & CenterWell segment income from operations
oInsurance segment benefit ratio guidance of 92.75%, plus or minus 25 bps, and consolidated operating cost ratio of 10.0%, plus or minus 25 bps
oMedicare and Medicaid membership growth expectations
•We continue to strategically expand our CenterWell and Medicaid platforms, including:
o1Q26 patient growth of approximately 110,500, or over 22%, in CenterWell Primary Care
oCenterWell Pharmacy and Cost Plus are partnering to develop new, end-to-end employer prescription solutions
o1Q26 Medicaid member growth of approximately 50,000, driven by the start of programs in Michigan, Illinois and South Carolina
•Efforts to strengthen our Stars program continue to progress as anticipated as we focus on achieving Top Quartile Stars results in Bonus Year (BY) 2028
•Looking ahead to 2027, the Final MA Rate Notice meaningfully improved over the preliminary rate notice, and we appreciate CMS for their engagement throughout the process
oHowever, we continue to see a persistent gap between the Final MA Rate Notice and medical cost trend, and will adjust benefits as necessary to ensure we remain on track to deliver a stable and compelling MA margin
•All in, we believe our expanded membership base, relentless focus on returning to Top Quartile Stars results, and continued pricing discipline position us well to deliver a stable and compelling MA margin and unlock the earnings potential of the business by 2028 as laid out at our 2025 Investor Day

    Exhibit 99.3
Humana Inc. First Quarter 2026 Prepared Management Remarks 4/29/2026
Detailed Discussion:
Insurance
Delivered strong 1Q26 Insurance segment results with membership and revenue, including member risk scores, tracking in line with expectations and our Insurance segment benefit ratio of 89.4%, slightly favorable to our guidance of ‘just under 90%’. While it remains early, available information to date suggests that medical and pharmacy cost trends are slightly better than our expectations, across both new and existing membership.

Individual MA
•1Q26 year to date (YTD) membership increase of approximately 1,144,000, or 22%, is tracking in line with our FY 2026 expectation of approximately 25% membership growth
oMembership increases driven by new sales and improved retention from our customer-led benefit strategy and changes to our customer service approach
oYTD growth represents a higher than historical percentage of expected FY growth due to the previously discussed adjustments made to our post-Annual Election Period (AEP) and Open Enrollment Period (OEP) marketing and distribution strategies, which are driving the intended result
We will continue to manage our marketing and distribution strategies dynamically
oRemain confident we have the operational capacity to deliver an exceptional experience and high-quality care that improves member retention, inclusive of our new Stars onboarding initiatives
oMembership growth expected to further fuel our ability to unlock the earnings potential of the business by 2028 as laid out at our 2025 Investor Day
Group MA
•1Q26 YTD membership growth of approximately 161,000 is in line with expectations; we continue to anticipate approximately 150,000 member growth for FY 2026

Individual Stand-Alone Part D (PDP)
•1Q26 YTD membership growth of approximately 1,053,000 is tracking in line with our FY 2026 expectation of approximately 1 million member growth
o2026 membership growth is largely concentrated in our Basic and Value PDP plans
Medicaid
•1Q26 YTD membership growth of approximately 50,000 is in line with expectations; we continue to anticipate 25,000 to 100,000 member growth for FY 2026, representing an increase of approximately 4% for the year at the midpoint
oYTD member growth largely driven by the January 1st initial phase-in of the Michigan Highly Integrated Dual Eligible (HIDE) Special Need Plan (SNP), the statewide Illinois Fully Integrated Dual Eligible (FIDE) SNP program launch, as well as the carve in of dual eligibles into the South Carolina Medicaid program

    Exhibit 99.3
Humana Inc. First Quarter 2026 Prepared Management Remarks 4/29/2026
•Continue to navigate procurement challenges related to our recent awards in Texas and Georgia. We remain bullish on these awards and our ability to win new business and successfully deliver value for our members and state partners
oCurrently anticipate a decision on our Illinois Temporary Assistance for Needy Families (TANF) Request for Proposal (RFP) submission in the second quarter of 2026

CenterWell
1Q26 CenterWell results reflect solid growth across each line of business driven by Humana membership growth and continued agnostic expansion. Results in the quarter reflect certain timing impacts, as well as the transaction and integration costs associated with the MaxHealth acquisition which were not previously included in guidance due to the timing of deal close.

Primary Care
•Serving approximately 601,600 patients as of March 31, 2026, an increase of 110,500 patients, or over 22%, from December 31, 2025. Patient growth for the first quarter includes:
o19,100 patients, or 17% growth, in our de novo centers
o61,400 patients, or 20% growth, in our more mature wholly-owned centers; and
o30,000 patients, or 40%, growth in our Independent Physician Associations (IPA) business
•Aiding this patient growth is improved patient satisfaction, which increased Net Promoter Score (NPS) 200 basis points year over year
oImprovement supported by national, market and clinic level activities to enhance the new patient onboarding journey and drive increased patient utilization of the Electronic Medical Record (EMR) portal
•Operating 398 centers as of March 31, 2026, representing growth of 69 centers, or 21%, year over year, while representing an increase of 48 centers, or 14%, from December 31, 2025
oThe year over year and sequential increase in centers is largely driven by recently completed acquisitions, including The Villages Health (4Q25) and MaxHealth (1Q26)
•We still anticipate we will mitigate the ultimate impact of the v28 risk model changes over the three-year phase in through a multi-pronged plan including numerous operational efficiencies such as centralizing and streamlining administrative functions, standardizing the clinic operating model, and improving clinician productivity to increase capacity
oThe impact of v28 and our related mitigation efforts are tracking in line with expectations to date

    Exhibit 99.3
Humana Inc. First Quarter 2026 Prepared Management Remarks 4/29/2026
Home
•Within our CenterWell Home Health fee-for-service business, 1Q26 same store admissions grew approximately 4% year over year; consistent with our expectation of a mid-single digit increase in home health admissions for FY 2026
•OneHome successfully launched the next phase of its Skilled Nursing Facility (SNF) value-based care model, increasing total coverage by approximately 2 million lives across 15 states during 1Q26
•Our comprehensive initiative to drive productivity and efficiency within our home operating model to offset reimbursement and other pressures is driving the intended results

Pharmacy
•CenterWell Pharmacy drove strong results in 1Q26 with increased year over year volumes driven by:
oHumana’s membership growth and continued industry leading mail order penetration
oContinued expansion of our agnostic client base with a significant year over year increase in Specialty, Direct to Consumer, and Direct to Employer volumes
•Finally, we are pleased that Cost Plus has recently selected CenterWell Pharmacy as a pharmacy partner and Cost Plus Drugs’ digital pharmacy SaaS solution, SwiftyRx, will be used by CenterWell pharmacy creating an end to end solution to simplify medication access and lower patient cost

Earnings Seasonality

•We expect second quarter earnings to be approximately 80% to 85% of expected FY 2026 Adjusted earnings
•Second quarter Insurance segment benefit ratio expected to be slightly above 91% and we expect the consolidated benefit ratio will be generally in line with the Insurance segment benefit ratio

Capital Deployment & Balance Sheet
•We have made significant progress on our efforts to increase the efficiency of our balance sheet and fortify our foundation, including:
oBolstering liquidity and addressing future funding needs with ratings agency friendly instruments
Upsizing to a 5-Year, $5 billion Revolving Credit Facility during 2025
$1 billion Junior Subordinated Notes offering completed in March 2026 which is expected to fund 2027 maturities and attracts equity and capital credit at rating agencies

    Exhibit 99.3
Humana Inc. First Quarter 2026 Prepared Management Remarks 4/29/2026
oExecuting several initiatives to drive balance sheet efficiency, including subsidiary reinsurance and optimizing legal entity structures, successfully mitigating approximately $3.2 billion in capital contribution requirements for 2026
•We have also maintained a prudent capital deployment approach, including:
oPursuing non-core asset divestitures to help fund strategic acquisitions
oMaintaining our dividend flat year over year on a per share basis throughout 2026
oLimiting share repurchases to the amount necessary to offset dilution related to the issuance of employee stock compensation
oMaintaining our debt to capitalization ratio near our long-term target of approximately 40%
As of March 31, 2026, our debt to capitalization ratio is 43%, up 190 bps from 41.1% at December 31, 2025 reflective of the company's $1.0 billion public offering announced in March 2026, partially offset by the impact of the 1Q26 net earnings
•All in, our capital efficiency efforts are delivering results, and are our capital levels provide a prudent buffer above regulatory and rating agency requirements
oConsistent with this disciplined approach, we continue to evaluate a pipeline of initiatives to further strengthen the balance sheet
Conclusion
•We had a solid start to 2026 and remain confident in our FY 2026 guidance
•We remain focused on levers within our control, driving clinical excellence and improved operating efficiency, which we expect to drive better health outcomes and experiences for our members, patients, provider partners and associates, while delivering compelling long-term value for our shareholders
•Finally, we believe our expanded membership base, relentless focus on returning to Top Quartile Stars results, and continued pricing discipline position us well to deliver a stable and compelling MA margin and unlock the earnings potential of the business by 2028 as laid out at our 2025 Investor Day